EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main Street	TEL:801-524-4787
Salt Lake City, Utah	July 21, 2009
Harris Simmons
Chariman/Chief Executive Officer

ZIONS BANCORPORATION BOARD DECLARES DIVIDEND
OF $0.01 PER COMMON SHARE

SALT LAKE CITY, July 22, 2008 — Zions Bancorporation (NASDAQ: ZION) announced today that its board of directors declared a regular quarterly dividend of $0.01 per common share. The dividend is payable August 26, 2009 to shareholders of record on August 12, 2009.

Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in 10 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

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